FULTON, ROWE, HART & COON

                                ATTORNEYS AT LAW

                        ONE ROCKEFELLER PLAZA--SUITE 301

                           NEW YORK, N.Y. 10020-2002

                                    ---------

GEORGE ROWE, JR.                 (212) 586-0700
JOSEPH T. C. HART
ROBERT M. COON, JR.         FACSIMILE: (212) 245-1863


                                                                   July 10, 1998

International Flavors & Fragrances Inc.
521 West 57th Street
New York, New York 10019

Dear Sirs:

     We have acted as your counsel in connection with the adoption by you of your 1997 Employee Stock Option Plan (the "Plan"). We have also acted as your counsel in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended, covering a maximum of 3,500,000 shares of your Common Stock, par value $.12-1/2 each, issuable upon the exercise of options granted, and to be granted, under the Plan.

     In that connection, we have examined or are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and certificates and have examined such laws and regulations as we have deemed necessary or appropriate for purposes of our opinion herein set forth.

     Based upon the foregoing, we are of the opinion that the shares of your Common Stock, issuable upon the exercise of options to be granted under the Plan, when issued upon the exercise of any such option, upon proper payment therefor pursuant to the terms and provisions thereof, will be legally issued, fully paid and non-assessable.

FULTON, ROWE, HART & COON

  International Flavors &
  Fragrances Inc.                      2

                                                                   July 10, 1998

     We hereby consent to the use of our name appearing in the fifth paragraph on page 6, and under the heading "Legal Matters" on page 8, of the prospectus forming part of the Registration Statement and to the filing of this opinion as
Exhibit 5 thereto.


                                               Very truly yours,


                                               /s/ FULTON, ROWE, HART & COON
                                                   ----------------------------
                                                   Fulton, Rowe, Hart & Coon
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